Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-281169, 333-254675, 333-238891, and 333-238890) on Form S-8, the registration statements (Nos. 333-261985 and 333-256049) on Form S-3, and the registration statement (No. 333-271651) on Form S-3ASR of our reports dated February 26, 2025, with respect to the consolidated financial statements of APi Group Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Minneapolis, Minnesota
February 26, 2025